Exhibit (a)(1)(B)

ANTIGENICS INC.

OFFER TO EXCHANGE

OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK

ELECTION FORM

I have received the Offer to Exchange Outstanding Options to Purchase Common Stock, the Summary Term Sheet, the related cover letter, the Glossary and the Questions and Answers (collectively, the “Offer Documents”) from Antigenics Inc. (the “Company” or “Antigenics”), dated June 17, 2009. Subject to the terms and conditions of the Offering Documents, the Company is offering Eligible Participants the opportunity to exchange Eligible Option Grants for Replacement Options to purchase a specified number of shares of Antigenics’ common stock, par value $0.01 per share (“Common Stock”). The Replacement Options will have an exercise price equal to the Fair Market Value of our Common Stock. Antigenics will grant the Replacement Options immediately following the expiration of the Offer. Defined terms not explicitly defined herein shall have the same definitions as in the Offer Documents.

Pursuant to the terms of the Offer, I elect to have one or more Eligible Option Grants held by me, as specified below, cancelled in exchange for a right to receive a specified number of Replacement Options with an exercise price equal the Fair Market Value of Antigenics’ Common Stock. I will receive three Replacement Options for each four Eligible Options I tender. I understand that Replacement Options will be granted in whole shares, only, and that any replacement calculation that results in an incremental share will be rounded to the closest number of full shares.

I hereby agree that, unless I withdraw or change my election before 5:00 p.m., U.S. Eastern Daylight Time, on Thursday, July 16, 2009 (unless Antigenics extends the expiration of the Offer), my election will be irrevocable, and, if accepted by the Company, such surrendered Eligible Option Grants will be cancelled in their entirety on Thursday, July 16, 2009 (unless Antigenics extends the expiration of the Offer).

Subject to my Continued Service, I understand that Replacement Options will vest in six equal quarterly installments beginning on the date of grant of the Replacement Options.

I HEREBY ELECT TO TENDER, upon the terms and conditions stated in the Offer Documents, the following Eligible Option Grant(s):

(To view a list of all your outstanding options, please visit the Fidelity website at www.fidelity.com and log onto your account.)

Option Grant Date	Exercise Price	Number of Shares Underlying

☐	I wish to exchange all my Eligible Options Grants under the terms of this Offer.

☐	I have attached an additional sheet listing my name and any additional Eligible Option Grant(s) I wish to cancel.

☐	This Election Form is being submitted to replace, in its entirety, a previously submitted Election Form or Notice of Withdrawal Form.

I acknowledge that I will have no right to exercise all or any part of the Eligible Option Grant(s) tendered for exchange after the date of this election (unless I withdraw or change this election prior to the expiration of the Offer), and that such options will be cancelled as of Thursday, July 16, 2009 (unless the Company extends the expiration of the Offer).

I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to Continued Service with the Company. I agree that the Company has made no representations or warranties to me regarding this Offer (other than in the Offer Documents) or the future pricing of Antigenics’ Common Stock, and that my participation in this Offer is at my own election.

Optionee Signature	Employee ID or Social Security Number

Optionee Name (Please print)	E-mail Address Date and Time

PLEASE SUBMIT THE COMPLETED ELECTION FORM TO THE COMPANY’S STOCK ADMINISTRATION DEPARTMENT IN PERSON OR VIA EMAIL AT CKLASKIN@ANTIGENICS.COM NO LATER THAN 5:00 PM, U.S. EASTERN DAYLIGHT TIME, ON THURSDAY, JULY 16, 2009.

YOU WILL RECEIVE AN EMAIL CONFIRMATION WITHIN TWO BUSINESS DAYS OF RECEIPT OF THIS FORM BY ANTIGENICS’ STOCK ADMINISTRATION DEPARTMENT.

THE LATEST ELECTION FORM RECEIVED PRIOR TO THE EXPIRATION OF THE OFFER GOVERNS.

INSTRUCTIONS TO THE ELECTION FORM

1. Delivery of Election Form.

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A properly completed and executed copy of this Election Form must submitted in person to Christine Klaskin or via email to the Antigenics’ stock administration department at cklaskin@antigenics.com before 5:00 p.m., U.S. Eastern Daylight Time, on Thursday, July 16, 2009 (the Expiration Date).

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The method by which you deliver any required documents is at your option and risk, and the delivery of such documents will be deemed made only when actually received by Antigenics’ stock administration department. You should allow sufficient time to ensure timely delivery.

2. Withdrawal.

•	You may withdraw this Election Form at any time before the Expiration Date.

•	If the Company extends the expiration of the Offer beyond that time, you may withdraw at any time prior to the extended Expiration Date.

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To withdraw you must deliver a signed and dated Notice of Withdrawal Form to Antigenics’ stock administration department in accordance with the instructions included with the Notice of Withdrawal Form.

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You may not rescind your election to withdraw, and any attempt to do so will be deemed not properly made for purposes of the Offer. You may, however, complete and deliver a new Election Form following the procedures described in these Instructions to the Election Form in order to elect to participate in the Offer.

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Upon the receipt of such new, properly filled out, signed and dated Election Form, any previously delivered Election Form or Notice of Withdrawal Form from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

3. Change of Election.

•	You do not have to exchange all of your Eligible Option Grants. Should you choose to tender an Eligible Option Grant, you must tender the entire outstanding, unexercised portion.

•	You may change your mind about which Eligible Option Grants you would like to exchange at any time before the Expiration Date.

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If the Company extends the expiration of the Offer beyond that time, you may change your election regarding particular Eligible Option Grants you elected to exchange at any time prior to the extended Expiration Date.

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To change your election regarding any particular Eligible Option Grants you previously elected to exchange while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. You must indicate on the new Election Form that it replaces a previously submitted Election Form in the check box provided on the form.

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Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

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Antigenics will not accept any alternative, conditional or contingent exchanges. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or an electronic copy or facsimile of it), you waive any right to receive any notice of the receipt of the election to exchange your options.

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Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your Eligible Option Grants have been accepted for exchange and cancelled. Your Eligible Option Grants that are accepted for exchange will not be cancelled until the Expiration Date.

4. Inadequate Space.

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If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be exchanged should be provided on a separate schedule attached to this Election Form. You must print your name on, and sign, any attached schedules. Any attached schedules should be delivered with this Election Form, and will be considered part of this Election Form.

5. Exchange of Eligible Options.

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If you intend to exchange Eligible Option Grants through the Offer, you must complete the table on this Election Form by providing the option grant date, exercise price, and the total number of shares underlying each Eligible Option Grant. For every four shares underlying options in each Eligible Option Grant, you will receive three Replacement Options.

•	As noted in the Offer Documents, you may only exchange all or none of your Eligible Option Grants.

6. Other Information on This Election Form.

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In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include your email address and your employee identification or social security number, as appropriate.

7. Requests for Assistance or Additional Copies.

•	Additional copies of the Offer Documents or this Election Form can be obtained on our intranet.